Exhibit 10.1

ADOBE SYSTEMS INCORPORATED

2003 EQUITY INCENTIVE PLAN

[           ] PERFORMANCE SHARE PROGRAM

ADOPTED: [                              ]

1.                                      Purpose.  The Adobe Systems Incorporated [       ] Performance Share Program (the “Program”), established under the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “Plan”), is intended to provide equity incentive compensation to individuals who make a significant contribution to the performance of Adobe Systems Incorporated (the “Company”).  Program objectives are to:  (i) focus key Employees on achieving specific performance targets, (ii) reinforce a team orientation, (iii) provide significant award potential for achieving outstanding performance, and (iv) enhance the ability of the Company to attract and retain highly talented and competent individuals.

2.                                      Definitions.

Defined terms not explicitly defined in this Program but defined in the Plan shall have the same definitions as in the Plan.

(a)                                  “Actual Award” means the number of shares of Stock credited to a Designated Participant under the Program during a Performance Period based on achievement of applicable Performance Goals and Other Performance Goals.

(b)                                  “Board” means the Board of Directors of the Company.

(c)                                  “Certification Date” means the date on which the Committee certifies whether the Performance Goals have been met under the Performance Award Formula and whether any reductions in the Maximum Awards should be made on account of the degree of achievement of the Other Performance Goals.

(d)                                  “Committee” means a committee of one or more members of the Board appointed by the Board pursuant to the Plan; provided, however, that for purposes of administering the Plan with respect to Designated Participants who are or may be deemed “covered employees” (as defined for purposes of Section 162(m) of the Code), the “Committee” shall be composed of two or more members of the Board, each of whom is an “outside director” for purposes of Section 162(m) of the Code.

(e)                                  “Disability” means, with respect to a Designated Participant, the inability of such Designated Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(f)                                    “Designated Participant” means a key Employee of the Company or any other Participating Company who is designated by the Committee in writing to participate in the Program.

(g)                                 “Maximum Award” means the maximum number of shares of Stock that may be credited to a Designated Participant under the Program in respect of a specified Performance Period if the applicable Performance Goals are achieved at the levels set by the Committee during the applicable

Performance Period and the Designated Participant continues to render Service to the Company or any other Participating Company during the entire Performance Period.

(h)                                 “Other Performance Goal” means a Performance Goal established by the Committee pursuant to Section 9.3 of the Plan that is used to determine any reduction in the Maximum Award.

(i)                                    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Designated Participant’s right to an Actual Award.  At the discretion of the Committee, a Performance Period may be divided into shorter periods (for example, fiscal years of the Company) over which the attainment of one or more Performance Goals will be measured.

3.                                      How Awards Are Earned Under the Program.

(a)                                  General Program Description.  The Program provides the opportunity for certain key Employees to earn shares of Stock based on the performance of the Company.  In general, the Committee will select certain key Employees to participate in the Program at the beginning of a Performance Period.  Upon selection to participate in the Program, each such Designated Participant will be granted a Maximum Award equal to the number of shares of Stock that will be represented by an Actual Award to such Designated Participant if (i) specified levels of applicable Performance Goals are achieved during the Performance Period, (ii) the Committee does not reduce the Maximum Award on account of the degree of achievement of applicable Other Performance Goals, and (iii) the Designated Participant continues to render Service to the Company or any other Participating Company during the entire Performance Period and any subsequent additional vesting period.  If the Committee does reduce the Maximum Award on account of the degree of achievement of applicable Other Performance Goals, the Designated Participant will be awarded a portion (or none) of the shares of Stock subject to the Maximum Award; provided, however, that (i) if the specified level of Performance Goals is not achieved during the Performance Period, the Designated Participant will not receive any shares of Stock, and (ii) the maximum number of shares of Stock that a Designated Participant may receive as an Actual Award will in no event exceed the Maximum Award.  The methodology for the operation of the Program in terms of establishing the Maximum Award based on the levels of achievement of the Performance Goals and the determination of whether the Maximum Award, or some portion of it, will become payable to a Designated Participant as an Actual Award in respect of a Performance Period is set forth in the attached Exhibit A.  As required by Section 5.4(b)(iii) of the Plan and in accordance with Section 162(m) of the Code, in no event may a Maximum Award be granted to a Designated Participant such that the number of shares of Stock that could be earned by such Designated Participant as an Actual Award would exceed two hundred thousand (200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Actual Award.

(b)                                  Designated Participants.  Each key Employee of the Company or any other Participating Company who is designated by the Committee in writing for participation in the Program for a particular Performance Period shall be eligible for a Maximum Award with respect to such Performance Period.  The Committee may designate a key Employee who commences Service after the beginning of a particular Performance Period as eligible to receive a prorated Maximum Award for such Performance Period.  The determination as to whether an individual is a Designated Participant shall be made by the Committee, in its sole discretion, and such determination shall be binding and conclusive on all persons.

No Employee shall have any right to be a Designated Participant in the Program, to continue as a Designated Participant, or to be granted a Maximum Award or Actual Award under the

Program.  The Company is not obligated to give uniform treatment (e.g., number of shares subject to Maximum Awards) to Employees or Designated Participants under the Program.  Participation in the Program as to a particular Performance Period does not convey any right to participate in the Program as to any other Performance Period.

(c)                                  Performance Goals and Other Performance Goals.  The Performance Goals for a particular Performance Period and Other Performance Goals, if applicable, and their relative weights, will be determined by the Committee, in its sole discretion. The Committee also may establish, in its sole discretion, Performance Goals and Other Performance Goals for annual, quarterly or other periods within the applicable Performance Period.  The Performance Goals and Other Performance Goals for a Performance Period or for shorter periods within a Performance Period are not required to be identical to the Performance Goals and Other Performance Goals for any other Performance Period or shorter period within a Performance Period.  The Committee may establish Performance Goals and Other Performance Goals for the Company that differ from those established for one or more other Participating Companies and may establish different Performance Goals and Other Performance Goals for each Designated Participant or for groups of Designated Participants.

4.                                      Other Program Provisions.

(a)                                  Distribution of Actual Awards.  Assessment of actual performance, determination of Actual Awards and the distribution of shares of Stock in respect of Actual Awards will be subject to (i) certification by the Committee that the applicable Performance Goals and other terms of the Program have been met, (ii) the Committee’s determination as to the appropriate reductions, if any, in the amounts of the Maximum Awards in arriving at the amounts of the Actual Awards, based on the levels of achievement of applicable Other Performance Goals, and (iii) the completion of any subsequent additional vesting period.  Unless an Actual Award provides otherwise, shares of Stock that are credited to a Designated Participant as an Actual Award will be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of death) within thirty (30) days following the applicable vesting date.  Notwithstanding the foregoing, if the Company has provided a Designated Participant with a plan or program by which to defer distribution of such shares of Stock and the Designated Participant has made an effective election to defer such distribution under such plan or program, such shares will be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of death) in accordance with such election.  The Company shall withhold shares of Stock otherwise deliverable to the Designated Participant in satisfaction of any federal, state or local tax withholding obligation relating to the delivery of Stock under the Actual Award, but the Company shall not withhold a number of shares with a fair market value in excess of the applicable tax withholdings determined by application of the minimum required statutory rates.

(b)                                  Employment and Termination.  In order to receive shares of Stock in respect of an Actual Award under the Program, a Designated Participant must continue to render Service to the Company or any other Participating Company during the entire Performance Period, and for any subsequent additional vesting period, except as otherwise provided under the terms of the applicable award agreement.

(c)                                  No Employment or Service Rights.  Nothing in the Program or any instrument executed or Award granted pursuant to the Program shall (i) confer upon any Employee or Designated Participant any right to continue to be retained in the employ or service of the Company or any other Participating Company, (ii) change the at-will employment relationship between the Company or any other Participating Company and an Employee or Designated Participant, or (iii) interfere with the right of the Company or any other Participating Company to discharge any Employee, Designated Participant or other person at any time, with or without cause, and with or without advance notice.

A.                                    Program Administration.  The Committee shall be responsible for all decisions and recommendations regarding Program administration and retains final authority regarding all aspects of Program administration, the resolution of any disputes, and application of the Program in any respect to a Designated Participant.  All determinations and interpretations made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Award unless (i) expressly provided by the Committee and (ii) with the consent of the Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

B.                                    Stockholder Rights.  No Designated Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to a Maximum Award (including, without limitation, the right to receive dividends) unless and until such Designated Participant has received an Actual Award under the Program, has vested in the shares subject to the Actual Award and has received delivery of such shares; provided, however, that a plan or program by which receipt of shares of Stock in respect of an Actual Award may be deferred may provide for the crediting of dividend equivalent rights.

(d)                                  Validity.  If any provision of the Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Program.

(e)                                  Governing Plan Document.  The Program is subject to all the provisions of the Plan and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Committee, the Board or the Company pursuant to the Plan.  In the event of any conflict between the provisions of this Program and those of the Plan, the provisions of the Plan shall control.

EXHIBIT A

[               ] PERFORMANCE SHARE PROGRAM

AWARD CALCULATION METHODOLOGY

[To Be Approved Annually]